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                                                                     Exhibit 1.1

                       CITICORP MORTGAGE SECURITIES, INC.

             REMIC PASS-THROUGH CERTIFICATES, SERIES 200[...]-[...]

                             UNDERWRITING AGREEMENT

                                                                 [...], 200[...]

To: [Underwriter]
    [Underwriter's address]

Ladies and Gentlemen:

         Citicorp Mortgage Securities, Inc., a Delaware corporation ("CMSI"), proposes to sell to you, as underwriter (the "Underwriter"), REMIC Pass-Through Certificates (the "offered certificates"), comprised of the offered class A and offered class B certificates as set forth in Schedule I hereto, evidencing ownership interests in a trust (the "Trust") consisting of the mortgage loans described in Schedule I (the "mortgage loans") originated or acquired by the affiliates of CMSI identified in Schedule I (the "originators") and having, as of the close of business on the date specified in Schedule I as the cut-off date (the "cut-off date"), the aggregate principal balance set forth in such Schedule I and related property. An election will be made to treat the Trust, or one or more segregated pools of assets within the Trust, as one or more real estate mortgage investment conduits (each a "REMIC") for purposes of federal income taxation. The offered certificates will represent regular interests in a REMIC and the residual certificates will represent the residual interests in a REMIC. The mortgage loans are to be conveyed to CMSI pursuant to a mortgage loan purchase agreement, to be dated as of the cut-off date (the "Mortgage Loan Purchase Agreement"), between CMSI, as buyer, and the originators, as sellers. The offered certificates are to be issued under a pooling and servicing agreement (the "Pooling Agreement"), dated as of the cut-off date, between CMSI, as packager and servicer, [Trustee] ("the Bank"), in its individual capacity and as trustee (in such capacity, the "Trustee"), [and [Paying Agent], in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent]. The offered certificates will be issued in the denominations specified in Schedule I.

         1. REPRESENTATIONS AND WARRANTIES. CMSI represents and warrants to the Underwriter that:

         (a) A registration statement (File No. 333-109722) on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"); such registration statement includes a form

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of prospectus which, as supplemented, shall be, and as completed, is proposed to be, used in connection with the sale of the offered certificates. The registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), including a prospectus supplement relating to the offered certificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and used in connection with the sale of the offered certificates, is hereinafter referred to as the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date hereof; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated by reference therein after the date hereof;

         (b) The Registration Statement and the Prospectus, as of its date, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the offered certificates, as of their respective effective or issue dates, conformed or will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus as revised, amended or supplemented as of the closing date (as defined herein), will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents to be used as of the closing date; and no such document, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the closing date, as of the closing date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that CMSI makes no representations, warranties or agreements as to (i) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, consisting solely of such Underwriter's statements as are included in Schedule I hereto or (ii) any information in any Computational Materials or ABS Term Sheets (each as defined in Section 7(b)) provided by the Underwriter;

         (c) Each of the offered class A and class B-1 certificates will, when issued, be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act, and each of the offered certificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

         (d) As of the closing date, each of this Agreement and the Pooling Agreement will have been duly authorized, executed and delivered by CMSI and, assuming the valid execution of the Pooling Agreement by the Bank, in its individual capacity and as Trustee, [and by [Paying Agent],in its individual capacity and as Paying Agent, Certificate Registrar and Authentication

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Agent], each such agreement will constitute a valid and binding agreement of
CMSI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles; and

         (e) CMSI has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, CMSI agrees to sell to the Underwriter, and the Underwriter agrees to purchase from CMSI, all of the offered certificates at the purchase price set forth in Schedule I hereto.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the offered certificates shall be made at the office, on the date and at the time specified in Schedule I hereto, which place, date and time may be changed by agreement among the Underwriter and CMSI (such date and time of delivery of and payment for the offered certificates being hereinafter referred to as the "closing date"). Unless otherwise specified in Schedule I, delivery of one certificate representing each class of offered certificates shall be made to the account of the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of CMSI in the manner provided in Schedule I hereto. Unless otherwise specified in Schedule I, the certificates to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), and the interests of beneficial owners of such offered certificates will be represented by book entries on the records of DTC and participating members thereof. Unless otherwise specified in Schedule I, definitive certificates representing the offered certificates will be available only under limited circumstances.

         CMSI agrees to have the offered certificates available for inspection, checking and packaging by the Underwriter in New York, New York, one business day prior to the closing date.

         4. AGREEMENTS BY UNDERWRITER. (a) It is understood that the Underwriter proposes to offer the offered certificates for sale as set forth in the Prospectus.

         (b) The Underwriter represents and warrants to and agrees with CMSI, as of the date hereof and as of the closing date, as applicable, that:

                  (i) if the Underwriter has provided any Collateral Term Sheets (as defined in the PSA No-Action Letter referred to in Section 7(b)) to potential investors in the offered certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA No-Action Letter, then in each such case the Underwriter has heretofore delivered two copies of such materials to CMSI, and the Underwriter will deliver to CMSI two copies of all Computational Materials or ABS Term Sheets delivered to such potential investors, except for any Computational Materials and ABS Term Sheets which are not required to be filed with the Commission in accordance with the Kidder No-Action Letter and the PSA No-Action Letter referred

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         to in Section 7(b) (collectively, the "No-Action Letters"), not later than noon on the fifth business day preceding the closing date;

                  (ii) the Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to CMSI as contemplated in Section 4(b)(i) will constitute all such materials relating to the offered certificates required to be filed with the Commission furnished by the Underwriter (whether in written, electronic or other format) to prospective investors in the offered certificates prior to the closing date, and all Computational Materials and ABS Term Sheets provided or to be provided by the Underwriter to potential investors in the offered certificates comply with the requirements of the No-Action Letters;

                  (iii) the Underwriter will not provide to potential investors in the offered certificates Collateral Term Sheets containing collateral information other than that set forth in CMSI's Form 8-K filed as described in Section 5(g);

                  (iv) on the dates any such Computational Materials and/or ABS Term Sheets with respect to the offered certificates referred to in
         Section 4(b) (i) are filed pursuant to Section 5(f), such Computational Materials and/or ABS Term Sheets will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than any untrue statement or omission resulting directly from a Collateral Error, as defined in Section 8(a)); provided, however, that the Underwriter makes no representation or warranty as to the Prospectus (other than the portion thereof constituting the Underwriter's statements as are included in Schedule I hereto);

                  (v) at the time any Computational Materials or ABS Term Sheets with respect to the offered certificates are furnished to a prospective investor, the Underwriter possessed, and on the date of delivery of such materials to CMSI pursuant to or as contemplated by this Section 4 and on the closing date, the Underwriter will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS Term Sheets conform to the representations and warranties of the Underwriter contained in subparagraphs (ii) and (iv) above of this paragraph;

                  (vi) all Computational Materials and ABS Term Sheets with respect to the offered certificates furnished by the Underwriter to potential investors after the date hereof will contain a legend, prominently displayed on the first page thereof, to the effect that CMSI and the originators have not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, are not responsible for the accuracy thereof and have not authorized the dissemination thereof;

                  (vii) all Collateral Term Sheets with respect to the offered certificates furnished by the Underwriter to potential investors contained a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the mortgage loans contained in the Prospectus and, except in the

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         case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

                  (viii) on and after the date on which the Prospectus has been filed with the Commission as provided in Section 5(a), the Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the offered certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

         (c) the Underwriter acknowledges and agrees that CMSI and the originators have not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the offered certificates to any prospective investor and agrees that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(vi) above. The Underwriter agrees that it will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the offered certificates were prepared or disseminated on behalf of CMSI or the originators.

         (d) CMSI may provide the Underwriter with a "loan level" description of the mortgage loans described in Schedule I that may contain confidential information regarding the mortgagors. For purposes of this Section, "confidential information" shall consist of nonpublic personal information, as defined in regulations issued by the Securities and Exchange Commission and banking regulators under the Gramm-Leach-Bliley Act, but does not include information generally available to the public, except where such availability is caused solely by the Underwriter's violation of this Section 4(d). The Underwriter agrees that it will (1) use such confidential information for purposes of the transactions contemplated herein, (2) hold such confidential information in confidence to the same extent that it holds confidential its own information of similar type and (3) reveal such confidential information to its employees, officers, directors, agents, attorneys, accountants and affiliates for the purposes contemplated herein.

         5.       AGREEMENTS BY CMSI. CMSI agrees with the Underwriter that:

         (a) CMSI will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and will promptly advise the Underwriter when the Prospectus has been so filed, or transmitted for filing, and, prior to the termination of the offering of the offered certificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement relating to the offered certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing (unless such amendment, revision or supplement does not relate to the offered certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by CMSI of any notification with respect to the suspension of the qualification of the offered certificates for sale in any jurisdiction

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or the initiation or threatening of any proceeding for such purpose. CMSI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. CMSI will not file or transmit for filing prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the offered certificates) unless a copy has been furnished to the Underwriter for its review prior to such filing or transmission for filing.

         (b) If, at any time when a prospectus relating to the offered certificates is required to be delivered under the Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, CMSI promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement which will correct such statement or omission or effect such compliance.

         (c) CMSI will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the offered certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

         (d) CMSI will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, this Agreement, the Pooling Agreement, the Mortgage Loan Purchase Agreement and the offered certificates, (ii) all expenses of [Accountants] (other than their expenses relating to the preparation of the letter referred to in Section 7(c) below which shall be paid by the Underwriter) and (iii) the cost of delivering the offered certificates to the office of DTC (or other costs of delivery, if so specified in Schedule I); provided, however, that except as provided in this paragraph (d) and in Section 8 hereof, the Underwriter will pay
(i) all of its own expenses, including the fees of [Counsel] and any other counsel to the Underwriter, (ii) any transfer taxes on resale of any of the offered certificates by it and (iii) advertising expenses connected with any offers that the Underwriter may make.

         (e) CMSI will use its best efforts to arrange for the qualification of the offered certificates for sale under the laws of such jurisdictions as the Underwriter may designate, to maintain such qualifications in effect so long as required for the distribution of the offered certificates and to arrange for the determination of the legality of the offered certificates for purchase by institutional investors; provided, however, that CMSI shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (f) CMSI will file with the Commission in a Current Report on Form 8-K all ABS Term Sheets and Computational Materials furnished by the Underwriter and identified by it as

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such, not later than the earlier of (i) the date the Prospectus has been made available to the Underwriter and (ii) the date of the filing of the Prospectus pursuant to Rule 424 (or such earlier date as required under the No-Action Letters). Notwithstanding the preceding sentence, CMSI shall have no obligation to file materials provided by the Underwriter pursuant to or as contemplated by
Section 4 which, in the reasonable determination of CMSI and the Underwriter, are not required to be filed pursuant to the No-Action Letters, or which contain erroneous information or contain any untrue statement of a material fact or which, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that CMSI shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriter to CMSI pursuant to or as contemplated by Section 4 hereof.

         (g) promptly after the first business day of the month on which the closing date is to occur, CMSI will file with the Commission on Form 8-K a Collateral Term Sheet containing such information regarding the mortgage loans as it deems appropriate.

         6. CONDITIONS TO THE OBLIGATION OF THE UNDERWRITER. The obligation of the Underwriter to purchase the offered certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of CMSI contained herein as of the date hereof and as of the closing date, to the accuracy of the statements of CMSI made in any officer's certificate pursuant to the provisions hereof, to the performance by CMSI of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

         (b) CMSI shall have furnished to the Underwriter a certificate, dated the closing date, of such corporation, signed by the President, Senior Vice President, Vice President or any Assistant Vice President of CMSI, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

                  (i) The representations and warranties of such corporation herein are true and correct in all material respects on and as of the closing date with the same effect as if made on the closing date, and CMSI has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the closing date; and

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to such officer's knowledge, have been threatened as of the closing date.

         (c)      CMSI shall have furnished to the Underwriter:

                  (i) an opinion, dated the closing date, of an Associate General Counsel-Corporate Law of Citigroup Inc., to the effect that:

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                           (A)      CMSI is validly existing as a corporation in
         good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

                           (B) [Paying Agent] has been duly chartered and is validly existing as a [...] in good standing under the laws of [...];

                           (C) Each originator is a Delaware corporation, a federal savings bank or a national banking association, as the case may be, validly existing under applicable law, with full power and authority under such law to own its properties and conduct its business as described in the Prospectus;

                           (D) The offered certificates have been duly authorized, executed, issued, authenticated and delivered, and are validly issued and outstanding and entitled to the benefits provided by the Pooling Agreement;

                           (E) Assuming that the offered class A and class B-1 certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such certificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act;

                           (F)      The Pooling Agreement has been duly
         authorized, executed and delivered by CMSI [and [Paying Agent], in its individual capacity and as Paying Agent, Certificate Registrar and Authentication Agent] and, assuming valid execution thereof by the Bank, in its individual capacity and as Trustee, constitutes a valid and legally binding agreement of CMSI [and [Paying Agent]], enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

                           (G) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

                           (H) The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by CMSI and each originator and constitutes the valid and legally binding obligation of CMSI and each such originator, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

                           (I) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened under the Act, (y)

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         the Registration Statement and the Prospectus as of its date, and each revision or amendment thereof or supplement thereto relating to the offered certificates, as of its effective or issue date, appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates and (z) the Prospectus, as revised, amended or supplemented as of the closing date, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of the closing date; in the course of such counsel's review of the Registration Statement and the Prospectus and discussion of the same with certain officers of CMSI and the originators and their auditors, no facts came to the attention of such counsel that caused such counsel to believe that the Registration Statement or the Prospectus as of its date, or any revision or amendment thereof or supplement thereto, as of its effective or issue date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, or any revision or amendment thereof or supplement thereto filed prior to the date of such opinion, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus, as of the date of such opinion, of the offered certificates and the Pooling Agreement and such description, as of the date of the Prospectus, of the aspects of certain statutes as set forth in the Prospectus under the heading "Core prospectus-ERISA considerations" were, to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects; and such counsel does not know of any contracts or documents relating to CMSI of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus, which were not described or filed as required; it being understood that such counsel need express no opinion as to the financial or statistical statements or other financial data and statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus;

                           (J) This Agreement has been duly authorized, executed and delivered by each of CMSI and Citicorp; and

                           (K) Such other opinions with regard to secured transactions, bankruptcy, insolvency and related matters which the Underwriter may reasonably request.

         Such opinion may express its reliance (a) as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling Agreement, (b) as to legal matters relating to the Employee Retirement Income Security Act of 1974, as amended, on an opinion, dated the closing date, of counsel acceptable to the Underwriter, and (c) as to legal matters relating to secured transactions, bankruptcy, insolvency and related matters, on an opinion, dated the closing date, of [Counsel], special bankruptcy counsel to CMSI. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other

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than CMSI, [Paying Agent], Citicorp and the originators. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                  (ii) An opinion, dated the closing date, of [Counsel], to the effect that the statements in the Prospectus under the headings "Core prospectus-Taxation of certificate holders," "Core prospectus-Taxation of the Trust," and "Prospectus supplement-Federal income tax consequences," to the extent such statements summarize material tax consequences of the purchase, beneficial ownership and disposition of the offered certificates to the holders thereof described therein, are correct in all material respects.

         (d) The Underwriter shall have received from [Counsel], counsel for the Underwriter, such opinion or opinions, dated the closing date, with respect to the issuance and sale of the offered certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably request.

         (e) [Accountants] shall have furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures as a result of which they have determined that:

                  (i) the information of an accounting, financial or statistical nature with respect to the serviced portfolio of CitiMortgage, Inc. ("CMI") and the securitized portfolio of the originators named in the Prospectus (and certain other affiliates of CMI) of one- to four-family mortgage loans (which is limited to accounting, financial or statistical information derived from the general accounting records of the originators) set forth in the Prospectus under the caption "Core prospectus-Delinquency, foreclosure and loss experience" agrees with the accounting records of the originators, excluding any questions of legal interpretation.

         (f) [Accountants] shall have furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that:

                  (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the originators and which is obtained from an analysis of a sample of the mortgage loans) set forth in the Prospectus under the caption "Prospectus supplement-Summary-Series overview-the mortgage loans at [.....], 200[..] (the cut-off date)" and in the detailed description relating to such prospectus supplement and the mortgage loans agrees with the accounting records of the originators, excluding any questions of legal interpretation; and

                  (ii) They have compared the data contained in a data sheet or computer tape prepared by CMI for the mortgage loans to information contained in the mortgage loan files furnished by the originators and in such other sources as shall be specified by them,

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         based on an appropriate sampling thereof, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (g) If there is more than one class of offered certificates, [Accountants] shall have furnished to the Underwriter a letter, dated the date of the Prospectus, in form and substance satisfactory to the Underwriter, stating in effect that:

                  (i) using the assumptions and methodology used by CMSI (which include and do not conflict with any assumptions and methodology set forth in the Prospectus), all of which shall be described by reference in such letter, they have recalculated the percentages and weighted average lives set forth in the Prospectus in the tables relating to the "Prospectus supplement-Principal balance as percent of initial principal balance" for each class of offered certificates at certain percentages of the prepayment model to be set forth in the Prospectus, compared the results of their calculations to the corresponding items in the respective table and found each such percentage and weighted average life set forth in each such table to be in agreement with the respective results of such calculations;

                  (ii) using the assumptions and methodology prescribed in the Prospectus, they have recalculated, for each distribution day (as defined in the Prospectus), the aggregate of the amount of cash to be on deposit in the Trust on the determination day immediately preceding such distribution day and found that such aggregate amount equals or exceeds the aggregate amount of interest and distributions in reduction of principal balance that is distributable on the offered certificates on the following distribution day, as recalculated by them;

                  (iii) using the assumptions and methodology prescribed in the Pooling Agreement and the Prospectus, they have recomputed the last distribution day for each class of offered certificates and found such dates to be in agreement with those set forth in the Prospectus;

                  (iv) if one or more classes of offered certificates will be entitled to receive distributions in respect of interest at other than a fixed rate or distributions in reduction of principal balance according to a schedule of planned or targeted balances, or have other characteristics which give rise to the use of tables in the Prospectus reflecting yield or cash flow, such letters shall also set forth such other statements as are customarily set forth by [Accountants] in such letters with respect to such classes; and

                  (v) using the assumptions and methodology used by CMSI set forth in the Prospectus, all of which shall be described by reference in such letter, they have recalculated the percentages set forth in the Prospectus in the tables entitled "Prospectus supplement-Weighted average lives and yields to maturity-Pre-tax yield to maturity" of classes B-2 and B-3, compared the results of their calculations to the corresponding items in such table and found each such percentage set forth in such table to be in agreement with the results of such calculations.

         (h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CMSI which the Underwriter concludes, after consultation with CMSI, in the judgment of the Underwriter, materially impairs the investment quality of the offered certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the offered certificates as contemplated by the Prospectus.

         (i) The offered certificates shall have been rated at least the rating or ratings specified in Schedule I by the rating agency or agencies specified in Schedule I and such ratings shall not have been rescinded or placed under review.

         (j) CMSI shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the closing date.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the closing date by the Underwriter. Notice of such cancellation shall be given to CMSI in writing, or by telephone or telegraph confirmed in writing.

         7. CONDITIONS TO THE OBLIGATION OF CMSI. The obligation of CMSI to issue and sell the offered certificates shall be subject to the satisfaction of the conditions that on the closing date,

         (a) the class B-4, B-5 and B-6 certificates (as described in the Prospectus) shall have been issued and sold under the Purchase Agreement dated the date of this Agreement among CMSI, Citicorp and the purchaser thereof.

         (b) the Underwriter shall have delivered to CMSI a certificate stating that attached thereto are all of the information, tables, charts and other items prepared by the Underwriter that constitute "Computational Materials" (as defined in the letter dated May 4, 1994, from Brown & Wood to Linda C. Quinn, Director of the Division of Corporation Finance of the Commission (together with the Commission's response thereto dated May 20, 1994, the "Kidder No-Action Letter")) or "ABS Term Sheets" (as defined in the letter dated February 13, 1995 from Cleary, Gottlieb, Steen & Hamilton to Abigail Arms, Associate Director (Legal) of the Division of Corporation Finance of the Commission (together with the Commission's response thereto dated February 17, 1995, the "PSA No-Action Letter")) which are required to be filed with the Commission pursuant to the terms of the Kidder No-Action Letter or the PSA No-Action Letter and stating that the Underwriter has otherwise complied with the terms of the Kidder No-Action Letter and the PSA No-Action Letter.

         (c) [Accountants] shall have furnished to the Issuer and the Underwriter a letter or letters, each in form and substance satisfactory to the Issuer, relating to the ABS Term Sheets and Computational Materials of the Underwriter filed in accordance with Section 5(f) and dated the date of the related Current Report on Form 8-K and stating in effect that:

                  (i) using the assumptions and methodology used by the Underwriter, all of which shall be described by reference in the letter, they have recomputed the numerical data and dates set forth in the ABS Term Sheets and Computational Materials (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such ABS Term Sheets and Computational Materials (or portions thereof) and found such items to be in agreement with the respective results of such calculations;

                  (ii) if such ABS Term Sheets and Computational Materials include data reflecting the distribution of interest at other than a fixed rate or the distribution in reduction of principal balance according to a schedule of planned or targeted balances, or reflecting other characteristics which give rise to the use of tables in such ABS Term Sheets and Computational Materials, such letter shall also set forth such other statements as are customarily set forth by [Accountants] in such letter with respect to such data; and

                  (iii) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by CMSI, unless otherwise indicated in such letter.

         8. INDEMNIFICATION AND CONTRIBUTION. (a) CMSI agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CMSI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon
(i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation thereof, consisting solely of such Underwriter's statements as are included in Schedule I hereto, or (ii) any such untrue statement made in ABS Term Sheets or Computational Materials incorporated therein as a result of any filing pursuant to Section 5(f) (except to the extent any such untrue statement or alleged untrue statement results directly from inaccurate information (including information set forth in the Collateral Term Sheet referred to in Section 5(g)) or a failure to furnish information specifically requested by the Underwriter (each, a "Collateral Error") provided to the Underwriter by or on behalf of CMSI relating to the mortgage loans) or (iii) any omission or alleged omission to state in Computational Materials or ABS Term Sheets of the Underwriter incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(f) a material fact that, when read in conjunction with the Prospectus, is required to be stated therein or necessary to make the statements therein not misleading (except to the extent any such omission or alleged omission results directly from a Collateral Error), or (iv) any inaccuracy or untruth of the statements or representations set forth in Section 7(b); and provided further that such indemnity with respect to any Collateral Error shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets that were prepared on the basis of such Collateral Error, if, prior to the time of confirmation of the sale of offered certificates to such person, CMSI notified the Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), and the Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which CMSI may otherwise have.

         (b) The Underwriter agrees to indemnify and hold harmless CMSI, each of its directors, each of its officers who signed the Registration Statement or any amendment thereof, and each person who controls CMSI within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from CMSI to the Underwriter, but only with reference to (i) written information furnished to CMSI by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, consisting solely of such Underwriter's statements as are included in Schedule I hereto, (ii) any untrue statement made in ABS Term Sheets or Computational Materials incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(f) (except to the extent any such untrue statement or alleged untrue statement results directly from a Collateral Error that is not subsequently a Corrected Collateral Error) and (iii) any inaccuracy or untruth of the statements or representations set forth in Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. CMSI acknowledges that the statements set forth in Schedule I under the heading "Underwriter's Statements to be Included in the Prospectus" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus or any revision or amendment thereof or supplement thereto, and the Underwriter confirms that such statements are correct.

         (c)      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (and one local counsel), approved by the indemnified party or parties, representing the indemnified party or parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, CMSI and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which CMSI and the Underwriter may be subject in such proportion so that the Underwriter is responsible for 0.5% thereof and CMSI is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and provided further that, to the extent such circumstances relate to any untrue statement made in ABS Term Sheets or Computational Materials incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(f) (except to the extent any such untrue statement resulted directly from a Collateral Error that was not subsequently a Corrected Collateral Error) or any inaccuracy or untruth of the statements or representations set forth in Section 7(b), then such contribution shall be determined based on the relative fault of CMSI on the one hand, and the Underwriter on the other, in connection with the statements made in such ABS Term Sheets or Computational Materials or the inaccuracy or untruth of such statements or representations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or such inaccurate or untrue statement or representation, relates to information supplied by CMSI or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or representation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls CMSI within the meaning of either the Act or the Exchange Act, each officer of CMSI who shall have signed the Registration Statement or any amendment thereof and each director of CMSI shall have the same rights to contribution as CMSI. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

         9. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to CMSI prior to delivery of and payment for the offered certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter after consultation with CMSI, impracticable to market the offered certificates.

         10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of CMSI and Citicorp and its respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, CMSI or Citicorp or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the offered certificates. The provisions of Sections 8 and 11 hereof shall survive the termination or cancellation of this Agreement.

         11. OBLIGATION OF CITICORP. Citicorp agrees, in consideration of and as an inducement to the Underwriter's purchase of the offered certificates from CMSI, to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter against any failure by CMSI to perform any of its obligations under this Agreement, including, without limitation, any obligation of CMSI to the Underwriter pursuant to Sections 5 and 8 hereof, after receipt from the Underwriter of written notice of any such failure.

         12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

         13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         14. MISCELLANEOUS. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         15. NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriter, will be delivered to the Underwriter's address first stated in this Agreement (with a copy to your General Counsel's Office), or if sent to CMSI, will be delivered to Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63304,
Attn: [....], or if sent to Citicorp, will be delivered to
Citicorp, Citigroup Center, 153 East 53rd Street, 6th Floor, New York, New York
10043, Attn: [....].

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among CMSI, Citicorp and the Underwriter.

                                            Very truly yours,

                                            CITICORP MORTGAGE SECURITIES, INC.

                                            By:_________________________________
                                                   [Name]
                                                   [Title]

                                            CITICORP

                                            By:_________________________________
                                                   [Name]
                                                   [Title]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[UNDERWRITER]

By:_________________________________
Name:
      Authorized Signatory

                                   SCHEDULE I

                 Underwriting Agreement dated [...], 200[...]

             REMIC Pass-Through Certificates, Series 200[...]-[...]

Description of mortgage loans:              For each pool of mortgage loans, the description under COLLATERAL on the Trade Ticket for the pool that is attached as Attachment A hereto (each a "Trade Ticket"). Any reference in a Trade Ticket to 15 Year N/C Fixed Rate means 10- to 15- year fixed-rate conventional one- to four-family mortgage loans, any reference to 30 Year N/C Fixed
                                            Rate means 20- to 30- year fixed-rate conventional one- to four-family mortgage loans, and any reference to 30 Year RELO N/C Fixed Rate means 20- to 30- year fixed-rate conventional one- to four-family mortgage loans that are originated through corporate relocation programs. The aggregate principal balance of each pool of mortgage loans is shown on the Trade Ticket under TRADE AMT, and is subject to an upward or downward variance by closing of up to 5%. The weighted average per annum interest rate of the mortgage loans in each pool as of the cut-off date is expected to be the percentage shown under WAC on the Trade Ticket for the pool, plus or minus the basis points per annum shown on the Trade Ticket. The weighted average remaining term to stated
                                            maturity of the mortgage loans in each pool as of the cut-off date is expected to be the number of months shown under WAM on the Trade Ticket for the pool, plus or minus the number of months shown on the Trade Ticket, except that the number of months can not exceed 180 for a pool of 15 Year N/C Fixed Rate mortgage loans or 360 for a pool of 30 Year N/C Fixed Rate or 30 Year RELO N/C Fixed Rate mortgage loans.

Offered certificates:                       Senior class A (non-PO) and, if shown on a Trade Ticket, class A-PO and/or class A-IO certificates (the "offered class A certificates") and subordinated class B-1, B-2 and
                                            B-3 certificates (the "offered class B certificates").

                                            If there is only a single pool of mortgage loans, each class of offered certificates has a principal balance equal to the percentage for the class specified under SIZE in the Trade Ticket of the TRADE AMT specified in the Trade Ticket.

                                            If there is more than one pool of mortgage loans:

                                            (a)         The offered class A certificates (other than any offered class A-IO certificates) in each "group" (as defined in the Pooling Agreement) have a principal balance equal to the percentage for the class specified under SIZE in the Trade Ticket for the related pool of the TRADE AMT specified in such Trade Ticket, and

                                            (b)         Each class of offered class B certificates has a principal balance equal to the aggregate of the principal balance of its component classes. The principal balance of a component class of a class of certificates equals the percentage for such class specified under SIZE of the TRADE AMT, as such SIZE and TRADE AMT are specified in the
                                            Trade Ticket for the pool related to the group for the component class.

                                            The principal balance of each class of certificates is subject to upward or downward variance at closing of up to 5%.

                                            The offered class A certificates may include one or more classes of class A certificates with the prior consent of an authorized officer of CMSI, which consent shall not unreasonably be withheld. Additionally, class A-PO and A-IO certificates may be composite classes of certificates formed from ratio-stripped PO and IO component classes, respectively, from different pools.

Purchase price:                             If there is a single pool of mortgage loans, the sum of (a), (b) and (c):

                                            (a)         The aggregate of the prices of each class of offered certificates. The price of a class of certificates is calculated by multiplying the principal balance (or for any ratio-stripped IO class, notional balance) of the class at closing by the PRICE percentage for the class shown on the Trade Ticket.

                                            (b)         Accrued interest on the aggregate principal balance (or, for any ratio-stripped IO class, notional balance) at closing of each class of offered certificates from (and including) the ISSUE DATE shown on the Trade Ticket to (but excluding) the SETTLE DATE shown on the Trade Ticket at a rate per annum equal to the target rate stated in the Pooling Agreement.

                                            (c)         $[...].

                                            If there is more than one pool of mortgage loans, the sum of (d), (e) and (f):

                                            (d)         The aggregate, for each pool, of the prices of each class (or component class) of offered certificates listed on the Trade Ticket for the pool, calculated by multiplying the principal balance (or for any ratio-stripped IO class, notional balance) at closing of each class (or component class) of offered certificates in the group related to the pool (other than any composite classes) by the PRICE percentage for the class (or component class) shown on the Trade Ticket for the pool.

                                            (e)         accrued interest on the aggregate principal balance (or, for any ratio-stripped IO certificates, notional balance) at closing of the offered certificates (other than any composite classes or ratio-stripped PO classes of certificates) from (and including) the ISSUE DATE shown on the Trade Ticket to (but excluding) the SETTLE DATE shown on the Trade Ticket at a rate per annum equal to the target rate for the pool stated in the Pooling Agreement.

                                            (f)         $[...].

Originator and Address:                     CitiMortgage, Inc.(1)
                                            1000 Technology Drive
                                            O'Fallon, Missouri 63304

Cut-off date:                               The ISSUE DATE shown on the Trade Ticket

Ratings of offered certificates:            Each class of offered certificates shall have the ratings of the rating agencies shown on the Trade Ticket. "S&P" on the Trade Ticket refers to Standard & Poor's Ratings
                                            Services, "Moody's" refers to Moody's Investors Service, Inc., and "Fitch" refers to
                                            Fitch Ratings.

Denominations:                              The denominations of each class of offered certificates will be as set forth in the
                                            Prospectus. Such denominations will be set by the Underwriter, except that (1) the minimum denomination of each certificate of a class of offered certificates will be
                                            $1,000, and (2) if the initial principal or notional balance of an offered class of certificates is not a permitted denomination for a certificate of that class, one

------------------
(1) Mortgage loans of this originator include mortgage loans originated or acquired by Citibank, Federal Savings Bank and originated by Citibank, N.A.

                                            certificate of the class may be issued in a different denomination.

Underwriter's Statements to
be Included in the Prospectus:              The purchase price for the offered certificates will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale.

                                            Subject to the terms and conditions of the underwriting agreement among Citicorp, CMSI and the underwriter, the underwriter will purchase the offered certificates from CMSI upon issuance. The underwriter has committed to purchase all of the offered certificates if any certificates are purchased. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                            In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from CMSI in the form of underwriting discounts.

                                            IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT
                                            TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES
                                            AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH
                                            STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

Delivery and Payment:                       Same day funds by federal funds wire.

Closing date and Location:                  10:00 a.m. (New York City time) on the SETTLE DATE shown on each Trade Ticket at the offices of:

                                            Citigroup Inc.
                                            425 Park Avenue, 2nd Floor
                                            New York, New York 10022

                                  ATTACHMENT A

                                       A-1